EXHIBIT 23(g)(4)
                                                                ----------------

                                   Appendix A


As of September 1, 2000, this Appendix A forms a part of the Custodian Agreement dated as of July 19, 1995, as amended, (the "Agreement") between Investors Bank & Trust Company and The DLB Fund Group. As of September 1, 2000, this Appendix A supercedes any previous versions of said Appendix.



Portfolios
----------

The DLB Fixed Income Fund
The DLB Global Small Capitalization Fund
The DLB Enterprise III Fund
The DLB Value Fund
The DLB Disciplined Growth Fund
The DLB Core Growth Fund
The DLB Small Company Opportunities Fund
The DLB Stewart Ivory International Fund
The DLB Stewart Ivory Emerging Markets Fund
The DLB High Yield Fund
The DLB Technology Fund







                                      THE DLB FUND GROUP


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      INVESTORS BANK & TRUST COMPANY


                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title: